Exhibit 99.1

News from Great Lakes Dredge & Dock Corporation For further information contact: Mary Morrissey Investor Relations 630-574-3467

GREAT LAKES ANNOUNCES MANAGEMENT AND BOARD TRANSITIONS

Jonathan Berger Retires as CEO; Robert Uhler Appointed Chairman

Oak Brook, Illinois – January 4, 2017 – Great Lakes Dredge & Dock Corporation (the “Company” or “Great Lakes”) (NASDAQ:GLDD), the largest provider of dredging services in the United States and a major provider of environmental and remediation services, today announced that the Board of Directors accelerated the date of retirement of CEO, Jonathan W. Berger, to January 3, 2017.  The Board has also accepted Mr. Berger’s resignation from the Board of Directors. As previously announced, Mr. Berger had been expected to retire no later than April 17, 2017.

Mr. Berger’s retirement follows the December 27, 2016 announcement of the appointment of Lasse Petterson as CEO, effective on the completion of his U.S. citizenship process, which is anticipated during the first quarter of 2017.  During this interim period, Mark Marinko, who has served as Great Lakes’ Chief Financial Officer since 2014, will also serve as Interim CEO.  Mr. Marinko is expected to continue in the CFO role when Mr. Petterson assumes the CEO role.

Robert B. Uhler, P.E., Chairman, commented, “On behalf of the Board, I want to thank Jon for his contributions to Great Lakes.  During the more than six years that Jon led Great Lakes, the Company successfully executed a large number of complicated domestic and international dredging contracts.  Also under his leadership, the Company has made important investments to its fleet and fleet refreshment, including the ATB hopper dredge expected to become operational in the second quarter of 2017.”

Consistent with the terms of his contract, Mr. Berger will remain available to assist with the transition of the new CEO, as necessary.

The Company also announced that Mr. Uhler has been appointed Chairman of the Board, effective immediately.  Mr. Uhler is assuming the role from Major General (Ret.) Michael J. Walsh who requested to step down as Chairman in order to accommodate his other professional time commitments. Mr. Walsh will continue to serve as an independent director and the Company expects to continue to benefit from his deep knowledge of dredging and his experience with the Corps of Engineers, Great Lakes’ primary customer.

The appointment of Mr. Uhler as Chairman follows the Company’s previous announcements that Mr. Petterson and Ryan Levenson joined the Great Lakes Board in late December and that the Company is committed to adding at least one additional new independent director in the next six months.

Mr. Uhler has served on the Board since October 2015, including on the Compensation and Audit Committees. He recently served as Lead Director on the Executive Search Special Committee and has been a valuable contributor to the Board based on his many years of commercial engineering and construction experience, earning the respect of his colleagues.  Mr. Uhler is a West Point graduate and decorated Vietnam combat veteran.  He also has a Master of Engineering degree from the University of Florida and attended the Advanced Management Program at Harvard Business School. He is a multi-state registered professional engineer and a NACD Governance Fellow. He is a highly regarded industry strategist. Mr. Uhler’s experience is built upon his 36 years of commercial engineering and construction practice, including his decade-plus tenure as CEO/Chairman of a $1.6B global engineering and construction corporation. Presently, Mr. Uhler is the President of the Uhler Group LLC which provides operational and strategy advisory services. Along with the new CEO, Mr. Uhler will assist in setting strategy and direction, and lead the Board’s oversight of the Company.

The Company

The Company is the largest provider of dredging services in the United States and the only U.S. dredging company with significant international operations. The Company is also a significant provider of environmental and remediation services on land and water.  The Company employs civil, ocean and mechanical engineering staff in its estimating, production and project management functions.  In its 125-year history, the Company has never failed to complete a marine project. Great Lakes has a disciplined training program for engineers that ensures experienced-based performance as they advance through Company operations. Great Lakes also owns and operates the largest and most diverse fleet in the U.S. dredging industry, comprised of over 200 specialized vessels.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (the “SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Great Lakes and its subsidiaries, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Great Lakes cautions investors that any forward-looking statements made by Great Lakes are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to Great Lakes, include, but are not limited to: our ability to continue to obtain federal government dredging and other contracts; our ability to qualify as an eligible bidder under government contract criteria and to compete successfully against other qualified bidders; risks associated with cost over-runs, operating cost inflation and potential claims for liquidated damages, particularly with respect to our fixed cost contracts; the timing of our performance on contracts; significant liabilities that could be imposed were we to fail to comply with government contracting regulations; changes in previously-recorded revenue and profit due to our use of the percentage-of-completion method of accounting; consequences of any lapse in disclosure controls and procedures or internal control over financial reporting; changes in the amount of our estimated backlog; our ability to comply with the Jones Act and risks to our business if provisions of the Jones Act were to be repealed or modified; our ability to obtain bonding or letters of credit; increasing costs to operate and maintain aging vessels; equipment or mechanical failures; impacts of legal and regulatory proceedings; unforeseen delays and cost overruns related to the construction of new vessels or equipment; our becoming liable for the obligations of joint ventures, partners and subcontractors; capital and operational costs due to environmental regulations; unionized labor force work stoppages; liabilities for injuries to employees or others or damage to property; maintaining an adequate level of insurance coverage; the adequacy of our information technology systems and risks regarding information technology security breaches; our substantial amount of indebtedness; restrictions imposed by financing covenants; the impact of adverse capital and credit market conditions; limitations on our hedging strategy imposed by new statutory and regulatory requirements for derivative transactions; and changes in macroeconomic indicators and the overall business climate. For additional information on these and other risks and uncertainties, please see Item 1A. “Risk Factors” of Great Lakes’ Annual Report on Form 10-K for the year ended December 31, 2014, and in other securities filings by Great Lakes with the SEC.

Although Great Lakes believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements. Great Lakes’ future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Great Lakes does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.